UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 2004

                         ENVIRONMENTAL SAFEGUARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                      000-21953               87-0429198
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)      (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                         2600 SOUTH LOOP WEST, SUITE 645
                              HOUSTON, TEXAS 77054
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (713) 641-3838
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 18, 2004, Environmental Safeguards, Inc. (the "Company"), issued a press release announcing an adverse jury verdict in a lawsuit between OnSite Technology, L.L.C., a Company subsidiary, and Duratherm, Inc. concerning infringement of a patent. The litigation was disclosed in the Company's 10-KSB for the year ended December 31, 2003. The jury awarded damages in the amount of approximately $2.1 million. A copy of the press release announcing the jury verdict is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit 99.1 Press release dated June 18, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ENVIRONMENTAL SAFEGUARDS, INC.



Dated:  June 21, 2004                         By: /s/ James S. Percell
                                                  ------------------------------
                                                  James S. Percell, President


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                              FOR IMMEDIATE RELEASE

                 ENVIRONMENTAL SAFEGUARDS ANNOUNCES JURY VERDICT

HOUSTON, June 18, 2004 --- Environmental Safeguards, Inc. (ELSF:OB), parent company of OnSite Technology L.L.C. ("OnSite"), announced today the return of a jury verdict against OnSite in the amount of approximately $2.1 million. The June 16, 2004 verdict was the result of a lawsuit in the U.S. District Court for the Southern District of Texas (Civil Action No. H-02-2624) with Duratherm, Inc. The jury also determined that OnSite's infringement was willful. As such, Duratherm may ask the court to award enhanced damages and reimburse Duratherm for reasonable attorney's fees.

OnSite continues to believe that its operations do not infringe Duratherm's patents and has been so advised by its legal counsel. OnSite anticipates filing post-trial motions with the trial court and, if unsuccessful, expects to file a notice of appeal. Any appeal of the jury's decision must be made to the Federal Circuit Court of Appeals in Washington, D.C., and could take from six to nine months or more before a final determination. There can be no assurance, however, that OnSite would prevail on appeal.

"We are stunned by the jury's determination of infringement and especially in its finding of willful infringement," commented James S. Percell, chairman, president and chief executive of Environmental Safeguards. "OnSite conducts its business in accordance with high ethical standards and we do not believe the facts support a finding of any infringement, much less willful infringement."

                 CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

This release contains forward-looking statements concerning OnSite's expectations of an appeal as well as its operations and financial performance. These statements reflect the Company's current expectations and are based on information currently available. They rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause the Company's actual results to vary materially from those anticipated. Risks and uncertainties include the inability to predict the outcome of appeals or any negotiation efforts, the fact that it is not clear whether the court will award enhanced damages, estimating costs associated with litigation defense, estimating future royalty streams for infringed products, the rate and timing of customer demand for the Company's products, and other factors which are more fully described in the Company's reports on file with the Securities and Exchange Commission. OnSite undertakes no obligation to update publicly or revise any forward-looking statements.

For more information, please contact:

James S. Percell
Chairman, President and Chief Executive Officer
(713) 641-3838


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